Exhibit 21.1

SANTANDER CONSUMER USA HOLDINGS INC.
Listed below are the subsidiaries of Santander Consumer USA Holdings Inc. (the “Registrant”) as of December 31, 2015.*

Name	Jurisdiction of Incorporation
Santander Consumer USA Inc.	Illinois
Santander Consumer International Puerto Rico LLC	Commonwealth of Puerto Rico
Santander Consumer Receivables 7 LLC	Delaware
Santander Consumer Receivables 10 LLC	Delaware
Santander Consumer Receivables 11 LLC	Delaware
Chrysler Capital Master Auto Receivables Funding LLC	Delaware
CCAP Auto Lease Ltd.	Delaware
Santander Drive Auto Receivables LLC	Delaware
Santander Consumer Auto Receivables Funding 2011-A LLC	Delaware
Santander Consumer Auto Receivables Funding 2013-B1 LLC	Delaware
Santander Consumer Auto Receivables Funding 2013-B2 LLC	Delaware
Santander Consumer Auto Receivables Funding 2013-L1 LLC	Delaware
Santander Consumer Auto Receivables Funding 2014-B1 LLC	Delaware
Santander Consumer Auto Receivables Funding 2014-B4 LLC	Delaware
Santander Consumer Auto Receivables Funding 2014-B5 LLC	Delaware
Santander Consumer Auto Receivables Funding 2014-L1 LLC	Delaware
Santander Consumer Auto Receivables Funding 2015-L1 LLC	Delaware
Santander Consumer Auto Receivables Funding 2015-L2 LLC	Delaware
Santander Consumer Auto Receivables Funding 2015-L3 LLC	Delaware
*Other subsidiaries of Santander Consumer USA Holdings Inc. are not listed above because, in the aggregate, they would not constitute a significant subsidiary.